UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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FIRST BANKSHARES, INC.

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On June 5, 2009, First Bankshares, Inc. mailed the following communication regarding its proposed merger with Xenith Corporation to its customers:

P. O. Box 1340

Suffolk, Virginia 23439

June 5, 2009

To Our Valued SuffolkFirst Bank Customers:

First Bankshares, Inc., SuffolkFirst Bank’s parent company, recently announced a proposed merger with Richmond, Virginia-based Xenith Corporation. On behalf of the Board of Directors, I am pleased to personally share this decision with you. We will work to make this transition as smooth as possible, and our commitment to provide friendly, professional service, to which you have become accustomed, will be foremost in our minds. I think you will find that the changes ahead will be positive.

The merger and affiliation with Xenith will not immediately affect SuffolkFirst’s management team or support personnel. You will continue to see the same customer service representatives and officers with whom you are familiar at our three Suffolk locations. In many respects, SuffolkFirst will continue to operate as the community bank you have come to value and trust.

The proposed merger with Xenith will result in gross proceeds of not less than $40 million and will add substantial capital to First Bankshares’ existing strong capital. We expect the combined capital of the two companies to establish Xenith as one of the strongest capitalized financial institutions in Virginia. The additional capital will also permit us to offer larger loans and expanded services in the Hampton Roads market and reach out to a much broader customer base in the Virginia banking markets.

Our Board of Directors and management are confident the proposed merger with Xenith will accelerate sound and profitable growth opportunities otherwise not available through our present capital base. Xenith is led by seasoned, thoughtful bankers with an understanding of the Virginia banking landscape, and we believe their vision for our combined enterprise is a strong match with SuffolkFirst’s culture and commitment to local service.

SuffolkFirst has achieved a great deal and we are proud of our accomplishments since opening for business in January 2003. This success would not have been possible without the teamwork, dedication and loyalty of our shareholders, customers, directors, officers and friendly support staff; for this, we are most grateful.

As we partner with Xenith’s management to launch this exciting new phase of our corporate life, we solicit your continued support and covet your prayers for a lasting successful future.

Sincerely,

/s/ Darrell G. Swanigan

Darrell G. Swanigan

President & CEO

Additional Information About the Merger and Where to Find It

First Bankshares, Inc. (“First Bankshares”) and Xenith Corporation will be mailing a joint proxy statement to shareholders of both companies describing the proposed merger and seeking approval of the merger. First Bankshares will also file the joint proxy statement and other relevant documents concerning the proposed merger with the Securities and Exchange Commission (the “SEC”). Security holders are urged to read the joint proxy statement and other relevant documents when they become available because they will contain important information about the proposed merger.

Security holders of First Bankshares may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Security holders of First Bankshares may also obtain free copies of these documents by directing a request by telephone or mail to First Bankshares, Inc., P.O. Box 1340, Suffolk, Virginia 23439 (telephone: (757) 934-8200) or by accessing these documents at First Bankshares’ website: http://www.suffolkfirstbanks.com under “Investor Relations/SEC Filings/Documents.” The information on First Bankshares’ website is not, and shall not be deemed to be, a part of this letter or incorporated into other filings made with the SEC.

First Bankshares and Xenith Corporation and certain of their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of First Bankshares and/or Xenith Corporation in connection with the merger. Information about the directors and executive officers of First Bankshares is set forth in the preliminary proxy statement for its 2009 annual meeting of shareholders filed with the SEC on February 23, 2009. Information about the directors and executive officers of Xenith Corporation may be obtained by reading the joint proxy statement regarding the merger when it becomes available. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement regarding the merger when it becomes available.

Caution Regarding Forward-Looking Statements

This letter contains forward-looking statements. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between First Bankshares and Xenith Corporation, (ii) First Bankshares’ and Xenith Corporation’s plans, obligations, expectations and intentions and (iii) other statements in the letter that are not historical facts. Words such as “anticipates,” “believes,” “intends,” “should,” “expects,” “will,” and variations of similar expressions are intended to identify forward-looking statements. These statements are based on the beliefs of the management of First Bankshares as to the expected outcome of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, and degree of occurrence. Results and outcomes may differ materially from what may be expressed or forecasted in forward-looking statements. Factors that could cause results and outcomes to differ materially include, among others, the ability to obtain required regulatory and shareholder approvals; the ability to complete the merger as expected and within the expected timeframe; the possibility that one or more of the conditions to the completion of the merger may not be satisfied; any event that could give rise to a termination of the merger agreement; disruptions to customer and employee relationships and business operations caused by the merger; changes in local and national economies, or market conditions; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including real estate values and collateral values; deposit flow; the impact of competition from traditional or new sources; and the other factors detailed in First Bankshares’ publicly filed documents, including its Annual Report or Form 10-K for the year ended December 31, 2008. First Bankshares assumes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this letter.